Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                       April 1, 2000 - September 30, 2000
             Affiliated Underwriter: Banc of America Securities, LLC

                               Type of
                               Security     Date                                       Principal/        Price
                               (1),(2),   Offering    Purchase                           Shares           Paid      % of   % of Fund
              Issuer           (3),(4)    Commenced     Date     Selling Broker*       Purchased  Price  By Fund    Issue    Assets
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

NATIONS FUND, INC.

NATIONS SMALL COMPANY
---------------------
Numerical Technologies, Inc.     1         04/07/00   04/07/00   Credit Suisse              2,000  14.00    $28,000   0.04%   0.00%
                                                                   First Boston
Inrange Technologies             1         09/21/00   09/21/00   Salomon Smith Barney      11,100 $16.00   $177,600   0.14%   0.02%
Camtel AOI Systems               1         07/28/00   07/28/00    CIBC World Markets      262,000  $7.00 $1,834,000   4.68%   0.20%

GOVERNMENT SECURITIES
---------------------
Clear Channel Communications     1         09/07/00   09/07/00   Salomon Smith Barney  14,000,000 $99.96 $13,994,400  1.87%   6.06%

NATIONS PRIME FUND
------------------
Constellation Energy Corporation 1         06/16/00   06/16/00       Lehman Bros.      50,000,000 100.00 $50,000,000 16.67%   0.91%


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

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act fo 1940, as amended.

** The Selling Broker is not affiliated with the Affliliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).